UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
___________

Date of Report (Date of earliest event reported):
April 15, 2011

__________

KIRBY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-7615 (Commission File Number)	74-1884980 (I.R.S. Employer Identification Number)

55 Waugh Drive, Suite 1000 Houston, Texas (Address of principal executive offices)	77007 (Zip Code)

(713) 435-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition or Disposition of Assets

On April 15, 2011, a wholly owned subsidiary of Kirby Corporation (“Kirby”) completed the previously announced purchase (the “Purchase”) of all of the membership interests of United Holdings LLC (“United”), a privately held distributor and service provider of engine and transmission related products for the oil and gas services, power generation and transportation industries, and manufacturer of oilfield service equipment. The Purchase was completed in accordance with a Purchase and Sale Agreement, dated as of February 21, 2011, between Kirby Engine Systems, Inc. and United Engines Holding Company, LLC.  The base purchase price was $270 million in cash, before post-closing adjustments, plus a three-year earnout provision for up to an additional $50 million payable in 2014. The Purchase was financed through borrowings under Kirby’s revolving credit facility and existing cash on hand.

Item 7.01                       Regulation FD Disclosure

On April 15, 2011, Kirby issued a press release announcing the completion of the Purchase.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this item 7.01 by reference.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release of Kirby Corporation dated April 15, 2011

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

Date: April 20, 2011	/s/ David W. Grzebinski
David W. Grzebinski Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Kirby Corporation dated April 15, 2011